Exhibit 99.1

Viridian Therapeutics Announces Collaboration and License Agreement with Kissei

Pharmaceutical to Develop and Commercialize Veligrotug and VRDN-003 in Japan with an Upfront Payment of $70 Million and up to $315 Million in Milestone Payments

- Kissei obtains an exclusive license to develop and commercialize veligrotug and VRDN-003 in Japan -

- Viridian to receive an upfront payment of $70 million -

- Additionally, Viridian is eligible to receive up to an additional $315 million in development, regulatory,

and commercial milestone payments as well as tiered royalties on net sales in Japan in the 20s to mid-30s percent -

- Collaboration combines Viridian’s potential best-in-class portfolio in thyroid eye disease with Kissei’s development and commercialization expertise in rare diseases in Japan -

Waltham, Mass., July 30, 2025 — Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biopharmaceutical company focused on discovering, developing, and commercializing potential best-in-class medicines for serious and rare diseases, today announced that it has entered into an exclusive collaboration and license agreement with Kissei Pharmaceutical Co., Ltd. (“Kissei”) to develop and commercialize veligrotug and VRDN-003 in Japan. Both molecules are anti-insulin-like growth factor-1 receptor (IGF-1R) antibodies for the potential treatment of patients with thyroid eye disease (TED), and VRDN-003 is a potential best-in-class, subcutaneous, half-life extended anti-IGF-1R antibody with the same binding domain as veligrotug. TED is an autoimmune condition characterized by inflammation, growth, and damage to tissues around and behind the eye, often causing swelling, discomfort, and double vision, among other signs and symptoms.

“After running a very competitive partnering process, we are thrilled to partner with Kissei to bring these potential best-in-class medicines to TED patients in Japan,” said Steve Mahoney, Viridian’s President and CEO. “Kissei has an established strong track record of successfully developing and commercializing in-licensed, rare disease medicines. Kissei shares our enthusiasm and commitment to these programs, and we believe Kissei is an ideal partner for us in Japan. Both companies look forward to moving quickly to advance these novel treatment options for patients.”

“As we seek to further expand our pipeline in rare and intractable diseases, we are very excited by the potential of veligrotug and VRDN-003 to address the significant unmet needs of TED patients in Japan, based on veligrotug’s strong and consistent phase 3 clinical data in THRIVE and THRIVE-2,” said Mutsuo Kanzawa, Chairman and CEO of Kissei. “This collaboration reinforces our mission to contribute to the health of people around the world through innovative pharmaceutical products, and we are committed to bringing important treatment options to Japanese patients as rapidly as possible.”

Under the terms of the agreement, Viridian will grant Kissei an exclusive license to develop and commercialize veligrotug and VRDN-003 in Japan. Viridian will receive an upfront cash payment of $70 million, with the potential to receive an additional $315 million in development, regulatory, and commercial milestone payments, as well as tiered royalties on net sales in Japan with percentages ranging from the 20s to mid-30s. Kissei will be responsible for all development, regulatory, and commercialization activities, and associated costs, in Japan.

Renexes LLC served as an advisor to Viridian in connection with the transaction.

About Viridian Therapeutics

Viridian is a biopharmaceutical company focused on discovering, developing and commercializing potential best-in-class medicines for patients with serious and rare diseases. Viridian’s expertise in antibody discovery and protein engineering enables the development of differentiated therapeutic candidates for previously validated drug targets in commercially established disease areas.

Viridian is advancing multiple candidates in the clinic for the treatment of patients with thyroid eye disease (TED). The company is conducting a pivotal program for veligrotug (VRDN-001), including two global phase 3 clinical trials (THRIVE and THRIVE-2), to evaluate its efficacy and safety in patients with active and chronic TED. Both THRIVE and THRIVE-2 reported positive topline data, meeting all the primary and secondary endpoints of each study. Viridian is also advancing VRDN-003 as a potential best-in-class subcutaneous therapy for the treatment of TED, including two ongoing global phase 3 pivotal clinical trials, REVEAL-1 and REVEAL-2, to evaluate the efficacy and safety of VRDN-003 in patients with active and chronic TED.

In addition to its TED portfolio, Viridian is advancing a novel portfolio of neonatal Fc receptor (FcRn) inhibitors, including VRDN-006 and VRDN-008, which has the potential to be developed in multiple autoimmune diseases.

Viridian is based in Waltham, Massachusetts. For more information, please visit www.viridiantherapeutics.com. Follow Viridian on LinkedIn and X.

About Kissei Pharmaceutical Co., Ltd.

Kissei is a Japanese pharmaceutical company based on the management philosophy “contributing to society through high-quality, innovative pharmaceutical products” and “serving society through our employees.” As a strong R&D-oriented corporation, it concentrates on providing innovative pharmaceuticals to patients worldwide. Kissei is engaged in bringing new drugs into the world through drug discovery and licensing activities in its focus fields of rare/intractable diseases, urology, and nephrology/dialysis.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “become,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: Viridian’s partnership with Kissei; Viridian’s ability to achieve development, regulatory, and commercial milestone payments and receive royalties on the commercial sale of our product candidates pursuant to the agreement with Kissei; clinical development and anticipated commercialization of Viridian’s product candidates, including veligrotug (formerly VRDN-001) and VRDN-003; the potential utility, efficacy, potency, safety, clinical benefits, clinical response, convenience, and number of indications of veligrotug and VRDN-003; Viridian’s product candidates potentially being best-in-class; whether veligrotug and VRDN-003 will serve an unmet need; and Viridian’s expectations regarding the potential commercialization of veligrotug and VRDN-003, if approved, including under the agreement with Kissei.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: potential utility, efficacy, potency, safety, clinical benefits, clinical response, and convenience of Viridian’s product candidates; that results or data from completed or ongoing clinical trials may not be representative of the results of ongoing or future clinical trials; that preliminary data may not be representative of final data; expectations and changes regarding the timing for regulatory filings; regulatory interactions; uncertainty and potential delays related to clinical drug development; the timing of and our ability to obtain and maintain regulatory approvals for our therapeutic candidates; competition from other therapies or products; estimates of market size; our future operating results and financial performance; Viridian’s intellectual property position; that our product candidates may not be commercially successful, if approved; and other risks described from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission (SEC), including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, and supplemented from time to time by our Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it was made. Neither the company, nor its affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Contact:

IR@viridiantherapeutics.com

Media@viridiantherapeutics.com

Source: Viridian Therapeutics, Inc.